                                                                     EXHIBIT 7.5

                                VOTING AGREEMENT
                                ----------------



     THIS VOTING AGREEMENT, dated as of July 16, 1996 (this "Agreement"), is by
                                                             ---------
and among the stockholders and option holders of Alliance Entertainment Corp., a Delaware corporation (the "Company"), signing this Agreement at the end hereof
                           -------
(collectively, the "Stockholders", and individually, a "Stockholder").
                    ------------                        -----------

     WHEREAS, each Stockholder is the record and beneficial owner of that number of shares of Common Stock, par value $.0001 per share ("Common Stock"), of the
                                                        ------------
Company, set forth opposite such Stockholder's name on Exhibit A attached
                                                       ---------
hereto; and

     WHEREAS, pursuant to a Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between the Company and the Purchasers
                  ------------------
named therein (the "Purchasers"), the Company has agreed to issue and sell to
                    ----------
the Purchasers 422,500 shares of its Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"); and
                        ---------------

     WHEREAS, the Purchase Agreement requires the Company to use its best efforts to obtain the approval of its stockholders with respect to the conversion rights of the Preferred Stock, at the next regular or special meeting of the stockholders of the Company (the "Meeting");
                                         -------

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Stockholders hereby agree as follows:

     1.  Voting of Shares by Stockholders.  Each Stockholder agrees to vote all
         --------------------------------
of the shares of Common Stock and which are now or hereafter owned by such Stockholder, beneficially or of record, or which he or it otherwise is entitled to vote, including without limitation those shares
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identified on Exhibit A attached hereto, at the Meeting or at any other special
              ---------
or annual meeting of the stockholders of the Company, or by any written consent, whereat or whereby the same are considered for approval by the stockholders of the Company, for (a) the approval of the conversion rights of the Preferred Stock, as set forth in the Certificate of Designations attached to the Purchase Agreement, and (b) the approval of the Company's issuance of Common Stock pursuant to any Purchaser's exercise of any such conversion rights.

     2.  Changes in Common Stock.  In the event that subsequent to the date of
         -----------------------
this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the stockholders of the Company pursuant to a plan of merger) are issued on, or in exchange for, any of the shares of the Common Stock or Preferred Stock held by the Stockholders by reason of any stock divided, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such shares or securities shall be deemed to be Common Stock for purposes of this Agreement.

     3.  Representations of Stockholders.  Each Stockholder hereby represents
         -------------------------------
and warrants that such Stockholder (i) owns and has the right to vote the number of shares of the Common Stock set forth opposite his or its name on Exhibit A
                                                                    ---------
attached hereto, (ii) has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement that would conflict with the purposes or provisions of this Agreement, and (iii) will not take any action inconsistent with the purposes and provisions of this Agreement.

     4.  Enforceability.  Each Stockholder expressly agrees that this Agreement
         --------------
shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto.

     5.  Benefit.  This Agreement shall be binding upon and inure to the benefit
         -------
of the respective parties hereto and their successors and assigns. This Agreement shall also

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inure to the benefit of the Purchasers and shall be fully enforceable by each of them as though they were parties hereto.

     6.  Governing Law.  This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York.

     7.  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.  Notifications.  Each of the parties agrees to notify the others
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promptly of to any matter which could reasonably be expected to give rise to a filing or other requirement by such other parties under applicable Federal or state securities laws.


     IN WITNESS WHEREOF, the Stockholders have executed this Agreement as of the date first above written.



                                   BT CAPITAL PARTNERS, INC.


                                   By: /s/ Robert Marakovits
                                      -----------------------
                                        Title:

                                   BCI GROWTH III, L.P.


                                   By: /s/ Stephen Eley
                                      -----------------------
                                        General Partner

                                   BCI GROWTH IV, L.P.
                                   By: Glenpointe Associates, LLC


                                       3
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                                   By: /s/ Stephen Eley
                                      ------------------------
                                        General Partner
                                        Managing Member

                                   BAIN CAPITAL, INC.


                                   By: /s/ Robert C. Gay
                                      ------------------------
                                        Title:

/s/ Joseph J. Bianco     /s/ Joseph J. Bianco
- ---------------------    --------------------------
     Joseph J. Bianco         Joseph J. Bianco
                              Attorney-in-fact
                              and proxy for
/s/ Peter Kaufmann            Alan Shapiro
- ---------------------         Laurence Berstein
     Peter Kaufmann           Barry L. Goldin
                              Anil K. Narang
                              Jerry Bassin
/s/ R. Tobias Knobel
- ---------------------
     R. Tobias Knobel


/s/ John H. Friedman     /s/ Elliot B. Newman
- ---------------------    --------------------------
     John H. Friedman        Elliot B. Newman


/s/ Robert O. Marx        /s/ Terence Shand
- ----------------------    --------------------------
     Robert O. Marx            Terence Shand

                                       5
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                                                                   Exhibit A
                                                                   ---------
                                                                       to
                                                                Voting Agreement



                                                       Shares Owned or Otherwise
Stockholder                                                  Entitled to Vote
- -----------                                            -------------------------

BT Capital Partners, Inc.

BCI Growth III, L.P.

BCI Growth IV, L.P.

Bain Capital, Inc.

Joseph J. Bianco

Peter Kaufmann

R. Tobias Knobel

John H. Friedman

Robert O. Marx

Elliot B. Newman

Terence Shand

                                       6